UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of Earliest Event Reported): August 15, 2022

ZURN ELKAY WATER SOLUTIONS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware		001-35475	20-5197013
(State or Other Jurisdiction of Incorporation or Organization)		(Commission File Number)	(I.R.S. Employer Identification No.)

511 W. Freshwater Way			53204
Milwaukee,	Wisconsin
(Address of Principal Executive Offices)			(Zip Code)

(855) 480-5050
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock $.01 par value	ZWS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 15, 2022, Zurn Elkay Water Solutions Corporation (the “Company”) appointed Craig G. Wehr, who currently serves as President of Zurn, as Chief Operating Officer of the Company. In this role, Mr. Wehr will continue to report to Todd Adams, the Chair of the Board and Chief Executive Officer of the Company, and will be responsible for both the Company’s legacy business and the Elkay business, including overseeing the integration of Elkay’s business into the combined company. Also, Ted Hamilton, President of Elkay, announced that he will retire effective as of the end of September. In connection with his appointment as Chief Operating Officer, Mr. Wehr will receive a base salary of $575,000 and an equity award valued at $3,000,000. Mr. Wehr, age 58, joined Zurn in 1993, and has served in various positions, most recently as President of Zurn since 2013.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Zurn Elkay Water Solutions Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 15th day of August, 2022.

ZURN ELKAY WATER SOLUTIONS CORPORATION

By:	/S/ Jeffrey J. LaValle
Jeffrey J. LaValle
Vice President, General Counsel and Secretary

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